Exhibit  23.1



                            WILLIAMS & WEBSTER, P.S.
                         CERTIFIED PUBLIC ACCOUNTANTS &
                              BUSINESS CONSULTANTS


Board of Directors
Universal Ice Blast, Inc.
Kirkland, Washington



                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------


We consent to incorporation by reference in this registration statement of Universal Ice Blast, Inc. on Form S-8 of our report dated May 27, 2004, relating to the consolidated financial statements of Universal Ice Blast, Inc. as of December 31, 2003, which report appears in the annual report on From 10-KSB of Universal Ice Blast, Inc.



/s/  Williams & Webster, P.S.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington


May 27, 2004


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